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Exhibit 99.2

Triumph Group, Inc.

NOTICE OF GUARANTEED DELIVERY
With Respect to the Tender for Exchange of
Registered 7.750% Senior Notes due 2025
for Outstanding 7.750% Senior Notes due 2025
Pursuant to the Offer to Exchange Dated                    , 2017

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2017, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

 PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

        As set forth in the Letter of Transmittal (the "Letter of Transmittal") accompanying the Offer to Exchange dated                    , 2017 (the "Offer to Exchange") of Triumph Group, Inc., a Delaware corporation (the "Issuer"), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Issuer's offer to exchange its 7.750% Senior Notes due 2025, the issuance of which has been registered under the Securities Act of 1933, as amended, for any and all of their outstanding unregistered 7.750% Senior Notes due 2025 (the "Old Notes") if the tendering holder of Old Notes cannot, prior to 5:00 p.m., New York City time, on the Expiration Date (i) deliver its Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (as defined below) or (ii) deliver a confirmation of the book-entry tender of its Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC") and otherwise complete the procedures for book-entry transfer. If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to U.S. Bank National Association (the "Exchange Agent") as set forth below.

By Mail, Registered or Certified Mail, Hand or Overnight Delivery:	U.S. Bank National Association 111 Fillmore Avenue St. Paul, Minnesota 55107-1402
Attention:	Specialized Finance
To Confirm by Telephone or for Information:	(651) 466-7150
Facsimile Transmissions:	(651) 466-7372

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        For any questions regarding this Notice of Guaranteed Delivery or for any additional information, please contact the Exchange Agent by telephone at (800) 934-6802.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures.

        All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of registered Holder(s) or Authorized Signatory

Name(s) of Registered Holders(s)

Capacity

Principal Amount of Old Notes Tendered

Date

Address

Area Code and Telephone Number

If Old Notes will be delivered by book- entry transfer, provide the account number at The Depository Trust Company below:

Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes tendered hereby exactly as their name(s) appear on the certificates for such Old Notes or on a security position listing such holder(s) as the owner(s) of such Old Notes, or by person(s) authorized to become registered holder(s) of such Old Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by the Issuer, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act. See Instruction 2.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC as described in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

Title

Area Code and Telephone Number	Date

        DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Old Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Old Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Old Notes.

        3.     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Old Notes or signed as the name of the participant is shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act.

        Requests for Assistance or Additional Copies.    Questions relating to the procedures for tendering, as well as requests for additional copies of the Offer to Exchange, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.

U.S. Bank National Association,
as Exchange Agent

By Mail, Registered or Certified Mail, Hand or	U.S. Bank National Association
Overnight Delivery:	111 Fillmore Avenue
St. Paul, Minnesota 55107-1402
Attention:	Specialized Finance
To Confirm by Telephone or for Information:	(651) 466-7150
Facsimile Transmissions:	(651) 466-7372

Triumph Group, Inc.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
FROM BENEFICIAL OWNER
With Respect to the Tender for Exchange of
Registered 7.750% Senior Notes due 2025
for Outstanding 7.750% Senior Notes due 2025

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2017, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Registered Holder and/or Participant of the Book-Entry Transfer Facility:

        The undersigned hereby acknowledges receipt of the Offer to Exchange dated                        , 2017 (the "Offer to Exchange") of Triumph Group, Inc., a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Issuer's offer to exchange (the "Exchange Offer") its new 7.750% Senior Notes due 2025 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 7.750% Senior Notes due 2025 (the "Old Notes"). For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

        This will instruct you, the registered holder and/or participant in the book-entry transfer facility, which is The Depository Trust Company, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (insert amount): $            of the Issuer's 7.750% Senior Notes due 2025.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Old Notes held by you for the undersigned (insert principal amount of Old Notes to be tendered, if any, in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof): $ of the Issuer's Old Notes due 2025.
☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes, including, but not limited to, the representations that (i) any New Notes to be received by the undersigned in exchange for the Tendered Notes will be acquired in the ordinary course of the undersigned's business, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act, (iii) the undersigned is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer or if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent practicable, and (iv) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, the undersigned will deliver a prospectus in connection with any resale of the New Notes. If the undersigned is a broker-dealer, the undersigned is participating in the Exchange Offer for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, and the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New

Notes. However, by so acknowledging and so delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned acknowledges as follows: The Exchange Offer is being made in reliance on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission") set forth in several "no-action" letters to third parties and unrelated to the Issuer and the Exchange Offer and, based on such interpretations, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and for investment purposes and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Any holder which is an affiliate of the Issuer or which intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned "no-action" letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer transaction unless such sale or transfer is made pursuant to an exemption from such requirements. Failure to comply with such requirements may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Issuer. The undersigned acknowledges that the Issuer has not sought or received its own "no-action" letter with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the Commission will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned "no-action" letters. The undersigned further acknowledges that the Issuer may rely upon each of the foregoing representations and covenants for purposes of the Exchange Offer.

SIGN HERE

Name of Beneficial Owner(s):

Signature (s):

Address:

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

2

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PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS
PLEASE SIGN AND COMPLETE
GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
U.S. Bank National Association, as Exchange Agent
SIGN HERE